Exhibit 1.4

(All Amounts in $CDN)

GOLDCORP COMMENCES SUPPORTED TAKE-OVER BID FOR EXETER

Vancouver, British Columbia, April 20, 2017 – GOLDCORP INC. (TSX: G, NYSE: GG) (“Goldcorp”) and Exeter Resource Corporation (“Exeter”) (TSX: XRC, NYSE-MKT: XRA, Frankfurt: EXB) today announce that further to its press release of March 28, 2017, Goldcorp has formally commenced an offer supported by the board of directors of Exeter (the “Offer”) to acquire all of the issued and outstanding shares of Exeter. Exeter shareholders will be entitled to receive 0.12 of a common share of Goldcorp for each Exeter common share held which represents a premium of 67% based on Goldcorp’s and Exeter’s closing prices on the Toronto Stock Exchange on March 27, 2017, the last day of trading prior to the joint announcement of the acquisition. The total consideration being offered for all of the issued and outstanding shares of Exeter is approximately $247 million (on a fully diluted basis).

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. EDT ON MAY 26, 2017, UNLESS EXTENDED OR WITHDRAWN.

The board of directors of Exeter, on the unanimous recommendation of its Special Committee, has unanimously approved Goldcorp’s acquisition of Exeter pursuant to the Offer and has unanimously recommended that Exeter shareholders tender their shares to the Offer. All of the directors and officers of Exeter, representing approximately 11% of Exeter’s outstanding shares, have agreed to tender their shares to the Offer. The recommendation of the Exeter board and Special Committee is supported by fairness opinions provided by each of Scotiabank and Paradigm Capital Inc.

The full details of the Offer are set out in the take-over bid circular and accompanying offer documents (collectively, the “Offer Documents”), which Goldcorp has filed with the Canadian securities regulatory authorities and are available on SEDAR at sedar.com under Exeter’s profile. Concurrently, Goldcorp has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form F-10 (the “Registration Statement”), which contains a prospectus relating to the Offer (the “Prospectus”), and a tender offer statement on Schedule TO (the “Schedule TO”). Materials filed with the SEC are available electronically without charge at the SEC’s website at www.sec.gov and may also be obtained without charge at Goldcorp’s website at www.goldcorp.com. Today, Goldcorp mailed the Offer Documents, together with Exeter’s directors’ circular, to Exeter’s shareholders, registered holders of convertible securities and other persons who are entitled to receive, those documents under applicable laws.

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The Offer is subject to certain customary conditions including, without limitation (i) more than 66 2/3% of the Exeter shares having been validly deposited under the Offer and not withdrawn, and (ii) there not having occurred (in the judgment of Goldcorp) any material adverse effect in respect of Exeter. In addition, the Offer is subject to a non-waivable statutory condition that more than 50% of the outstanding Exeter common shares, excluding those common shares beneficially owned, or over which control or direction is exercised, by Goldcorp or by any person acting jointly or in concert with Goldcorp, shall have been validly deposited to the Offer and not withdrawn. The Offer will be extended for a period of not less than 10 days after Goldcorp first takes up shares under the Offer and may be further extended.

This news release is not a substitute for the Offer Documents, the Prospectus, the Registration Statement or the Schedule TO. EXETER SHAREHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THESE DOCUMENTS, ALL DOCUMENTS INCORPORATED BY REFERENCE, ALL OTHER APPLICABLE DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS BECAUSE EACH WILL CONTAIN IMPORTANT INFORMATION ABOUT GOLDCORP, EXETER AND THE OFFER.

The depositary for the Offer is CST Trust Company, the information agent for the Offer is Kingsdale Advisors and the dealer-manager is TD Securities Inc. Questions and requests for assistance, including assistance with respect to tendering your Exeter shares to the Offer, or requests for additional copies of the Offer Documents, may be directed to Kingsdale at 1-866-851-2743 (contactus@kingsdaleadvisors.com).

Advisors and Counsel

Goldcorp’s financial advisor is TD Securities Inc., and its legal advisors are Cassels Brock & Blackwell LLP in Canada, Neal, Gerber & Eisenberg LLP in the United States and Cariola Díez Pérez-Cotapos in Chile.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Goldcorp or Exeter. The securities registered pursuant to the Registration Statement are not offered in any jurisdiction in which such offer is not permitted.

About Goldcorp

Goldcorp is a senior gold producer focused on responsible mining practices with safe, low-cost production from a high-quality portfolio of mines.

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Cautionary Note Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Exchange Act of 1934, as amended, the United States Private Securities Litigation Reform Act of 1995, or in releases made by the United States Securities and Exchange Commission, all as may be amended from time to time, and “forward-looking information” under the provisions of applicable Canadian securities legislation, concerning the business, operations and financial performance and condition of Goldcorp. Forward-looking statements include, but are not limited to, statements with respect to the anticipated benefits of the acquisition of Exeter to Goldcorp, the number of Goldcorp shares to be issued, timing and anticipated receipt of regulatory approvals for the Offer, the ability of the parties to satisfy conditions of and to complete the Offer within the times specified, the development of the Caspiche project, the future price of gold, silver, copper, lead and zinc, the estimation of Mineral Reserves (as defined below) and Mineral Resources (as defined below), the realization of Mineral Reserve estimates, the timing and amount of estimated future production, costs of production, targeted cost reductions, capital expenditures, free cash flow, costs and timing of the development of new deposits, success of exploration activities, permitting time lines, hedging practices, currency exchange rate fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses, timing and possible outcome of pending litigation, title disputes or claims and limitations on insurance coverage. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” , “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” , “believes”, or variations or comparable language of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will be taken”, “occur” or “be achieved” or the negative connotation thereof.

Forward-looking statements are necessarily based upon a number of factors and assumptions that, if untrue, could cause the actual results, performances or achievements of Goldcorp to be materially different from future results, performances or achievements expressed or implied by such statements. Such statements and information are based on numerous assumptions regarding present and future business strategies and the environment in which Goldcorp will operate in the future, including the price of gold, anticipated costs and ability to achieve goals. In respect of the forward-looking statements concerning the anticipated completion of the proposed Offer and the anticipated timing for completion of the Offer, Goldcorp has provided them in reliance on certain assumptions that they believe are reasonable at this time, including assumptions as to the time required to prepare and mail the Offer materials, including the required Offer and circular; the ability of the parties to receive, in a timely manner, the necessary regulatory and other third party approvals; and the ability of the parties to satisfy, in a timely manner, the other conditions to the closing of the Offer. Certain important factors that could cause actual results, performances or achievements to differ materially from those in the forward-looking statements include, among others, gold price volatility, discrepancies between actual and estimated production, Mineral Reserves and Mineral Resources and metallurgical recoveries, mining operational and development risks, litigation risks, regulatory restrictions (including environmental regulatory restrictions and liability), changes in national and local government legislation, taxation, controls or regulations and/or change in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in Canada, the United States and other jurisdictions in which the Company does or may carry on business in the future, delays, suspension and technical challenges associated with capital projects, higher prices for fuel, steel, power, labour and other consumables, currency fluctuations, the speculative nature of gold exploration, the global economic climate, dilution, share price volatility, competition, loss of key employees, additional funding requirements and defective title to mineral claims or property. Although Goldcorp believes its expectations are based upon reasonable assumptions and has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended.

Forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause the actual results, level of activity, performance or achievements of Goldcorp to be materially different from those expressed or implied by such forward-looking statements, including but not limited to: the risk that the Exeter shareholders do not tender their shares to the Offer; the risk that the transaction may not close when planned or at all or on the terms and conditions set forth in the Agreement; the failure to obtain the necessary shareholder, court, regulatory and other third party approvals required in order to proceed with the transaction; the benefits expected from the Offer not being realized; risks related to the integration of acquisitions; risks related to international operations, including economic and political instability in foreign jurisdictions in which Goldcorp operates; risks related to current global financial conditions; risks related to joint venture operations; actual results of current exploration activities; actual results of current reclamation activities; environmental risks; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; future prices of gold, silver, copper, lead and zinc; possible variations in ore reserves, grade or recovery rates; failure of plant, equipment or processes to operate as anticipated; mine development and operating risks; accidents, labour disputes and other risks of the mining industry; risks associated with restructuring and cost-efficiency initiatives; delays in obtaining governmental approvals or financing or in the completion of development or construction activities; risks related to the integration of acquisitions; risks related to indebtedness and the service of such indebtedness, as well as those factors discussed in the section entitled “Description of the Business – Risk Factors” in Goldcorp’s most recent annual information form available on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Although Goldcorp has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Forward-looking statements are made as of the date hereof and, accordingly, are subject to change after such date. Except as otherwise indicated by Goldcorp, these statements do not reflect the potential impact of any non-recurring or other special items or of any disposition, monetization, merger, acquisition, other business combination or other transaction that may be announced or that may occur after the date hereof. Forward-looking statements are provided for the purpose of providing information about management’s current expectations and plans and allowing investors and others to get a better understanding of Goldcorp’s operating environment. Goldcorp does not intend or undertake to publicly update any forward-looking statements that are included in this document, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws.

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For further information, please contact:
INVESTOR CONTACT	MEDIA CONTACT
Lynette Gould	Christine Marks
Director, Investor Relations	Director, Corporate Communications
(800) 567-6223	Telephone: (604) 696-3050
E-mail: info@goldcorp.com	E-mail: media@goldcorp.com
www.goldcorp.com	www.goldcorp.com

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